FIRST AMENDMENT TO
KEY EMPLOYEE PERFORMANCE-BASED STOCK OPTION CERTIFICATE
    This FIRST AMENDMENT TO KEY EMPLOYEE PERFORMANCE-BASED STOCK OPTION CERTIFICATE (this “Amendment”) is entered into by and between Corpay, Inc., a Delaware corporation (f/k/a FLEETCOR Technologies, Inc.) (the “Company”), and Ronald F. Clarke (“Key Employee”), and hereby amends the Key Employee Performance-Based Stock Option Certificate dated October 5, 2021, relating to an award of 850,000 Option Shares (as defined therein) with a grant date of September 30, 2021, by and between the Company and Key Employee (the “Option Certificate”). Words and phrases used herein with initial capital letters that are defined in the Option Certificate are used herein as so defined.
The Company and Key Employee agree, effective as of October 23, 2024 (the “Amendment Effective Date”), as follows:
1. Amendment to First Tranche of Option. The Option Certificate is hereby amended to provide that the Stock Price Hurdle with respect to the First Tranche of the Option will be achieved if the applicable hurdle is met or exceeded for 3 trading days. Accordingly:
•§ 1(b)(i)(B) of Exhibit B of the Option Certificate is hereby amended by replacing the words “10-consecutive-trading-day period” with the words “3 trading days”;
•§ 1(b)(i)(B) of Exhibit B of the Option Certificate is further amended by replacing the words “has exceeded” with the words “has equaled or exceeded”; and
•§ 1(c)(i) of Exhibit B of the Option Certificate is hereby amended by replacing the words “10-consecutive-trading-day period stock price hurdle of $350” with the words “3 trading days stock price hurdle of $350”.
2. Termination of Second Tranche of Option. The Option Certificate is hereby deemed amended to the extent necessary to cancel and terminate the Second Tranche of the Option, such that no portion of the Second Tranche of the Option will vest or become exercisable, regardless of the Company’s stock price achievement.
3. Release of Second Tranche of Option. In exchange for the amendment to the $350 Stock Price Hurdle described in Item 1 above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Key Employee hereby acknowledges that Key Employee hereby (a) forfeits any right to purchase any of the 300,000 Option Shares subject to the Second Tranche of the Option granted pursuant to the FLEETCOR Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan and the Option Certificate, and (b) agrees that the portion of the Option Agreement with respect to the Second Tranche of the Option and the right to purchase the Option Shares associated with such Second Tranche has terminated and is of no further force or effect. Key Employee, on his own behalf, and on behalf of his heirs, beneficiaries, successors and assigns, hereby fully, finally and forever releases, remises, acquits, discharges and covenants not to sue, irrevocably and unconditionally, the Company and its direct and indirect subsidiaries and each of their respective affiliates (that

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currently exist or may exist in the future), successors and assigns and their present and former directors, managers, officers, stockholders, employees, agents, attorneys, representatives, successors, beneficiaries, heirs and assigns (collectively, the “Releases”) from, against and with respect to any and all actions, accounts, agreements, causes of action, complaints, charges, claims, covenants, contracts, costs, damages, demands, debts, defenses, duties, expenses, executions, fees, injuries, interest, judgments, liabilities, losses, obligations, penalties, promises, reimbursements, remedies, suits, sums of money, and torts of any kind and nature whatsoever, whether in law, equity or otherwise, direct or indirect, fixed or contingent, foreseeable or unforeseeable, liquidated or unliquidated, known or unknown, matured or unmatured, absolute or contingent, determined or determinable, which Key Employee or his heirs, beneficiaries, successors or assigns, or anyone claiming through or under Key Employee, ever had, now has, or may hereafter have or acquire, against the Releases on account of, arising out of or relating in any way to the Second Tranche of the Option.
4. Counterparts. This Amendment may be executed in separate counterparts, each of which will be deemed an original, and both of which together will constitute one and the same instrument.
5. Entire Agreement. The amended Option Certificate, consisting of the Option Certificate as amended as of the Amendment Effective Date by this Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.
6. Continuing Effectiveness. Except as otherwise provided herein, the Option Certificate will continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and Key Employee has executed this Amendment, as of the dates set forth below.
CORPAY, INC.

By: /s/ Crystal Williams
Name: Crystal Williams
Title: Chief Human Resources Officer

Date: 10/23/2024

By: /s/ Ronald F. Clarke
KEY EMPLOYEE
Name: Ronald F. Clarke

Date: 10/23/2024

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